Exhibit 10.10.4
Amendment No. 4
to
Power Contract


      AMENDMENT, dated as of the 1st day of June, 1985, between VERMONT YANKEE NUCLEAR POWER CORPORATION ("Vermont Yankee"), and a Vermont corporation, and THE CONNECTICUT LIGHT AND POWER COMPANY, a Connecticut corporation (the "Purchaser"), for itself and as successor to The Hartford Electric Light Company ("HELC"), to the Power Contracts dated February 1, 1968, as heretofore amended on June 1, 1972 and April 15, 1983, on and between Vermont Yankee and HELC, and April 1, 1985 (collectively the "Power Contract").

WITNESSETH

      WHEREAS, pursuant to the Power Contract, Vermont Yankee supplies to the Purchaser and, pursuant to separate power contracts substantially identical to the Power Contract except for the names of the parties, to the other Sponsors of Vermont Yankee, each of whom is contemporaneously entering into an amendment to its power contract which is identical hereto except for the necessary changes in the names of the parties, all of the capacity and the electric energy available from the nuclear generating unit owned by Vermont Yankee at a site adjacent to the Connecticut River at Vernon, Vermont (such unit being herein together with the site and all related facilities owned by Vermont Yankee, referred to as the "Unit").

      WHEREAS, in order to assure the maintenance of an appropriate level of return on common equity, Vermont Yankee and the Purchaser have agreed to enter into this Amendment which has been approved by the Federal Energy Regulatory Commission.

      NOW, THEREFORE, in consideration of the above and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree that the Power Contract is hereby amended as follows:

      1. Terms used herein and not defined shall have the meanings set forth in the Power Contract.

      2. The fourth paragraph of Section 7 of the Power Contract is amended to read as follows:

      "Equity percentage" as of any date shall be eight and one-half percent (8-1.2%) or such greater percentage, if any, as shall be obtained by dividing (a) the sum of (i) fifteen percent (15.0%) multiplied by common stock equity investment as of such date plus (ii) the stated dividend rate per annum of each issue of preferred stock bearing a particular dividend rate outstanding on such date multiplied by the aggregate par value of said issue, by (b) equity investment as of such date.

      This Amendment shall become effective as of June 1, 1985 as authorized by the Federal Energy Regulatory Commission.

      This Amendment may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if both parties to all of the counterparts had signed the same instrument. Any signature page of this Amendment may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this contract identical in form hereto but having attached to it one or more signature pages.

 IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers hereto duly authorized, as of the date first above written.

VERMONT YANKEE NUCLEAR POWER CORPORATION

By /s/ J. M. Weigard

Its President and Chief Executive Officer
Title

Address:   Box 169, Ferry Road
           Brattleboro, VT 05301

THE CONNECTICUT LIGHT AND POWER COMPANY

By /s/ Walter F. Fee

Its Executive Vice President
Title

Address:   107 Seldon Street
           Berlin, CT 06037